UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Accelevation Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	42-3222150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9555 N. Springboro Pike, Suite 400 Miamisburg, Ohio	45342
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-298715
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the Class A common stock, $0.0001 par value per share, of Accelevation Holdings Corp., a
Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section titled “Description of
Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No.
333-298715), initially publicly filed with the U.S. Securities and Exchange Commission (the “Commission”) on
September 2, 2026, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to
Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Accelevation Holdings Corp.

Date: September 30, 2026	By:	/s/ Michael Rubiera
	Name:	Michael Rubiera
	Title:	Chief Executive Officer